Exhibit 99.1

April 17, 2015

Liberty Media Corporation Announces First Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation's (Nasdaq: LMCA, LMCB, LMCK) President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the first quarter of 2015 on Friday, May 8th, at 11:30 a.m. (E.D.T.). Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding both Liberty Media Corporation and Liberty Broadband Corporation. During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters.

Please call ReadyTalk at (844) 838-8043 or (678) 509-7480 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the first quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call and related materials will be archived on the website for one year.

About Liberty Media Corporation

Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK) operates and owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM and Atlanta National League Baseball Club, Inc., its interest in Live Nation Entertainment, and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Media Corporation